UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2023, Orgenesis Inc. (the “Company”) entered into (i) a Convertible Credit Line and Unsecured Convertible Note Extension #2 Agreement with Yosef Dotan (the “Dotan Extension Agreement”), (ii) a Convertible Credit Line Extension Agreement with Aharon Lukach (the “Lukach Extension Agreement”) and (iii) a Convertible Loans and Unsecured Convertible Notes Extension #2 Agreement with Yehuda Nir (the “Nir Extension Agreement”), each which extended the maturity date of the convertible loans under their respective loan agreements (as described below) to January 31, 2026. The aggregate principal amount of loans extended was $12 million and the interest rate on the extended loans varied between 2% and 10%. In consideration for the extensions, (i) the interest rate on such principal amount of such loans was increased to 10% per annum commencing on February 1, 2023 (except for the Nir Convertible Loan Agreement dated as of April 12, 2022, which already had a 10% per annum interest rate), (ii) the conversion price of the loans was reduced from $7.00 to $2.50 (except for the Nir Convertible Loan Agreement dated as of April 12, 2022, which already had a $2.50 conversion price), (iii) the exercise price of the warrants issuable upon conversion of the 2% Notes and the Nir Convertible Loan Agreement dated as of May 17, 2019 was reduced to $2.50 per share and the term of such warrants was extended to January 31, 2026.

The Dotan Extension Agreement related to a Convertible Credit Line Agreement dated as of October 3, 2019, as amended, of which $750,000 principal amount plus interest is outstanding, and 2% Notes purchased from the Company on November 3, 2018, of which $250,000 principal amount plus interest is outstanding.

The Lukach Extension Agreement related to a Convertible Credit Line Agreement dated as of October 3, 2019, as amended, of which $750,000 principal amount plus interest is outstanding.

The Nir Extension Agreement related to 2% Notes purchased from the Company on November 3, 2018, as amended, of which $500,000 principal amount plus interest is outstanding, a Convertible Loan Agreement dated as of May 17, 2019, of which $5,000,000 principal amount plus interest is outstanding, and a Convertible Loan Agreement dated as of April 12, 2022, as amended, of which $5,000,000 principal amount plus interest is outstanding.

The foregoing summary of each of the Dotan Extension Agreement, the Lukach Extension Agreement and the Nir Extension Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Dotan Extension Agreement, the Lukach Extension Agreement and the Nir Extension Agreement, copies of which are filed as exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Convertible Credit Line and Unsecured Convertible Note Extension #2 Agreement, dated as of January 12, 2023, by and between the Company and Yosef Dotan
10.2	Convertible Credit Line Extension Agreement, dated as of January 12, 2023, by and between the Company and Aharon Lukach
10.3	Convertible Loans and Unsecured Convertible Notes Extension #2 Agreement, dated as of January 12, 2023, by and between the Company and Yehuda Nir
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: January 18, 2023	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary